                                                                      Exhibit 12

                                 Morgan Stanley
                       Ratio of Earnings to Fixed Charges
      and Ratio of Earnings to Fixed Charges and Preferred Stock Dividends
                              (dollars in millions)

                                                      Three Months Ended                            Nine Months Ended
                                         -------------------------------------------     -------------------------------------------
                                            August 31,               August 31,              August 31,              August 31,
                                               2002                     2001                    2002                    2001
                                         -------------------     -------------------     -------------------     -------------------
Ratio of Earnings to Fixed Charges

Earnings:
     Income before income taxes(1)                     $969                  $1,172                  $3,563                  $4,344
     Add:  Fixed charges, net                         3,229                   4,915                   9,098                  17,589
                                         -------------------     -------------------     -------------------     -------------------
       Income before income taxes and
         fixed charges, net                          $4,198                  $6,087                 $12,661                 $21,933
                                         ===================     ===================     ===================     ===================

Fixed charges:
     Total interest expense                          $3,188                  $4,875                  $8,968                 $17,461
     Interest factor in rents                            41                      46                     129                     141
     Dividends on preferred securities
       subject to mandatory redemption                   21                      14                      65                      28
                                         -------------------     -------------------     -------------------     -------------------

       Total fixed charges                           $3,250                  $4,935                  $9,162                 $17,630
                                         ===================     ===================     ===================     ===================

Ratio of earnings to fixed charges                      1.3                     1.2                     1.4                     1.2

Ratio of Earnings to Fixed Charges and
     Preferred Stock Dividends

Earnings:
     Income before income taxes(1)                     $969                  $1,172                  $3,563                  $4,344
     Add:  Fixed charges, net                         3,229                   4,915                   9,098                  17,589
                                         -------------------     -------------------     -------------------     -------------------
       Income before income taxes and
         fixed charges, net                          $4,198                  $6,087                 $12,661                 $21,933
                                         ===================     ===================     ===================     ===================

Fixed charges:
     Total interest expense                          $3,188                  $4,875                  $8,968                 $17,461
     Interest factor in rents                            41                      46                     129                     141
     Dividends on preferred securities
       subject to mandatory redemption                   21                      14                      65                      28
     Preferred stock dividends                           --                      14                      --                      42
                                         -------------------     -------------------     -------------------     -------------------

       Total fixed charges and
         preferred stock dividends                   $3,250                  $4,949                  $9,162                 $17,672
                                         ===================     ===================     ===================     ===================

Ratio of earnings to fixed charges and
     preferred stock dividends                          1.3                     1.2                     1.4                     1.2





                                                                                 Fiscal Year
                                         -----------------------------------------------------------------------------------------

                                               2001               2000               1999              1998              1997
                                         ----------------   ----------------    --------------    --------------    --------------
Ratio of Earnings to Fixed Charges

Earnings:
     Income before income taxes(1)                $5,734             $8,554            $7,756            $5,405            $4,274
     Add:  Fixed charges, net                     20,891             18,306            12,598            13,544            10,898
                                         ----------------   ----------------    --------------    --------------    --------------
       Income before income taxes and
         fixed charges, net                      $26,625            $26,860           $20,354           $18,949           $15,172
                                         ================   ================    ==============    ==============    ==============

Fixed charges:
     Total interest expense                      $20,755            $18,155           $12,487           $13,444           $10,806
     Interest factor in rents                        162                154               111               100                92
     Dividends on preferred securities
       subject to mandatory redemption                50                 28                28                20                --
                                         ----------------   ----------------    --------------    --------------    --------------

       Total fixed charges                       $20,967            $18,337           $12,626           $13,564           $10,898
                                         ================   ================    ==============    ==============    ==============

Ratio of earnings to fixed charges                   1.3                1.5               1.6               1.4               1.4

Ratio of Earnings to Fixed Charges and
     Preferred Stock Dividends

Earnings:
     Income before income taxes(1)                $5,734             $8,554            $7,756            $5,405            $4,274
     Add:  Fixed charges, net                     20,891             18,306            12,598            13,544            10,898
                                         ----------------   ----------------    --------------    --------------    --------------
       Income before income taxes and
         fixed charges, net                      $26,625            $26,860           $20,354           $18,949           $15,172
                                         ================   ================    ==============    ==============    ==============

Fixed charges:
     Total interest expense                      $20,755            $18,155           $12,487           $13,444           $10,806
     Interest factor in rents                        162                154               111               100                92
     Dividends on preferred securities
       subject to mandatory redemption                50                 28                28                20                --
     Preferred stock dividends                        50                 56                72                87               110
                                         ----------------   ----------------    --------------    --------------    --------------

       Total fixed charges and
         preferred stock dividends               $21,017            $18,393           $12,698           $13,651           $11,008
                                         ================   ================    ==============    ==============    ==============

Ratio of earnings to fixed charges and
     preferred stock dividends                       1.3                1.5               1.6               1.4               1.4

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(1)  2001 income before income taxes does not include an extraordinary item or cumulative effect of accounting change. 1998 income before income taxes does not include a cumulative effect of accounting change.

     "Earnings" consist of income before income taxes and fixed charges, less dividends on preferred securities subject to mandatory redemption. "Fixed charges" consist of interest cost, including interest on deposits, dividends on preferred securities subject to mandatory redemption and that portion of rent expense estimated to be representative of the interest factor. The preferred stock dividend amounts represent pre-tax earnings required to cover dividends on preferred stock.